[GRAPHIC OMITTED]     BDO Unicon                 Closed joint-stock company
BDO                   Auditors and Consultants
                                                 125/1, Warshavskye shosse,
                                                 Moscow, Russia, 117545
                                                 Tel.:     +7 (095) 319 6636
                                                           +7 (095) 797 5665
                                                 Fax:      +7 (095) 797 5665
                                                 E-mail: reception@bdo.ru
                                                 Web:   www.bdo.ru


To: Albert Abdullin, CEO                           Cc: Mr. Madsen, Michael
E-mail address: info@victoriaind.com               MMadsen@bdo.ca
                --------------------               --------------
Address: Victoria Industries Inc.                  BDO-Dunwoody LLP
551 Fifth Avenue, Suite 601                        600 Cathedral Place Street
New York, NY 10017, USA                            925 West Georgia DS
                                                   Vancouver BC Canada VBC 3L2

Tel.: +1 (212) 973-00-63                          (604) 688 5421
Fax:                                              (604) 688 5132

     Re: Your letter dated April 21, 2005



     Dear Mr Abdullin,


Thank you for your letter where you notified us of engaging John A. Braden & Co., P.C. to audit the financial statements of Victoria Industries Inc. for the year ended December 31, 2003 and 2004.

Please be advised herewith that furnishing you with a letter addressed to the Securities and Exchange Commission would not be possible prior to you clearing liabilities for the services rendered to your company by BDO Unicon and BDO Seidman in 2004.

Formerly, we provided you through Ms. Natalia Kolbyakova and Mr. Roman Livson acting on your behalf in the RF with the estimates and bills issued by BDO Seidman that remain outstanding up to now.

The amount that is due to BDO Unicon makes up USD 5,200 (VAT excl.).

Outstanding invoices of Debra MacLaughlin according to her letter we received yesterday total approximately USD 17,000 and cover all services rendered since the fall of 2004. If you would like us to fax or e-mail you copies of the outstanding invoices of Debra MacLaughlin please let us know.

With kind regards,

                                /s/ [illegible signature]
Alexander Verenkov
Deputy General Director
BDO Unicon, Moscow